Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE SUCH INFORMATION (I) IS NOT MATERIAL, (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED, AND (III) IS THE TYPE OF INFORMATION THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

Game Development Agreement

This Game Development Agreement (“Agreement”), with an effective date of September 1, 2024, is made by and between DoubleU Games Co., Ltd., a Korean Corporation with a place of business at 16F, Tehran-ro 152, Gangnam-gu, Seoul 06236, South Korea (hereinafter “Developer”) and DoubleDown Interactive LLC, a United States corporation, with a place of business at 605 5th Ave S #300, Seattle, WA 98104, United States (hereinafter “DDI-US”),

Recitals

WHEREAS, Developer has expertise in the development of games;

WHEREAS, DDI-US is in the business of making and distributing games; and

WHEREAS, Developer and DDI-US have determined that it is in their mutual interest to enter into this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is confirmed, Developer and DDI-US agree to the following:

1.	Definitions

The terms defined below shall have the meaning, given in this section when used in this Agreement and any exhibits, attachments, amendments or SOWs.

(a)	“Game(s)” shall mean and comprise the idea, concept, and game play suitable for use on a gaming platform, such as mobile games.

(b)

“Core Game Components” shall include artwork, storyboards, prototypes, drawings, specifications, demonstration software, math, sounds and Game rules sufficient to allow Developer, DDI-US or a third party to create Engineering Builds of the Game.

(c)

“Deliverables” means any and all documents and materials as set forth in a SOW which are provided by Developer to DDI-US whether in written or machine readable form. The capacity in which DDI-US engages Developer for a Game will dictate the deliverables. Various contemplated capacities in which DDI-US engages Developers include, but are not limited to:

(i)	The Developer creates and supplies to DDI-US the Core Game Components;

(ii)	The Developer creates and supplies to DDI-US the Core Game Components and at least one Engineering Build.

(d)	“Engineering Build” shall mean source and executable code of a Game for a particular gaming platform.

(e)

“Statement of Work” or “SOW” shall mean and comprise a document relating to a Game to be developed by Developer for DDI-US and which shall include, but is not limited to, a list of the documents and other materials to be delivered by Developer to DDI-US (the “Deliverables”), a timeline with the due dates for the Deliverables and a schedule of payments to be made by DDI-US to Developer upon completion of the Deliverables (the “Service Fee Payments”).

(f)

“Costs” shall mean the total direct and indirect cost of game development upon SOW, HR costs, operating costs, included but limited to any overhead costs, or as otherwise determined by or agreed to by the Parties. Costs will be calculated based on quarterly estimated amount.

2.	Developer Duties and Responsibilities.

(a)

Developer shall develop for, and deliver to, DDI-US the Games and Deliverables as described in each SOW as may be entered into and executed by the Developer and DDI-US. Each Statement of Work shall be labeled sequentially as Statement of Work 1 (SOW1), Statement of Work 2 (SOW2), etc. For each such Game, Developer shall provide to DDI-US the Deliverables under the terms and conditions set forth in this Agreement and any related SOW.

(b)

Developer shall complete all tasks and perform all services under this Agreement in accordance with industry standards and in a professional and competent manner. All materials provided by Developer to DDI-US under this Agreement shall be fully fit for the purposes for which they are intended to be used. DDI-US may provide guidance and instructions to Developer, but Developer shall be wholly and independently responsible for completing the tasks and providing the services and materials described in this Agreement and any SOW.

(c)

Developer shall comply with all federal, state and local laws, rules and regulations in performing under this Agreement. Developer shall pay all taxes, registration and licensing fees and all other costs, expenses and fees associated with its performance under this Agreement.

(d)

Developer shall personally perform all duties and provide all services and materials to DDI-US under this Agreement through its officers and employees. Developer may not delegate any duty or assign any benefit under this Agreement, except to subcontractors approved by DDI-US.

(e)

If a conflict arises between Developer performance under this Agreement and any other work of Developer, the performance under this Agreement shall take precedence and shall not be delayed or postponed by reason of such other work or obligation. Developer shall not make any commitment or undertake any engagement that may or will prevent Developer from rendering full, faithful and timely performance to DDI-US under this Agreement.

(f)

Developer shall provide to DDI-US a list of its officers, employees or Independent contractors who are involved in performing tasks and providing services and materials to DDI-US under this Agreement and/or who are provided with any DDI-US confidential information. Developer shall promptly update such list as necessary and appropriate.

(g)

Developer shall provide notice to DDI-US of any U.S. or foreign patents or patent applications relevant to any aspect of the Games at the earliest time possible regardless of whether or not Developer believes any such patent or patent applications are valid or cover any aspect of Game, or defenses exist to enforcement against any Game Developer, DDI-US or another.

(h)

If Developer currently owns, controls, or obtains any interest in, or to, any patents or patent applications relating to a Game, Deliverable or any element thereof or any device, system or service incorporating a Game. Deliverable or any element thereof, it shall disclose and provide copies of any such patents or patent applications to DDI-US within thirty (30) days of entering into this Agreement or obtaining any such interest. To the full extent it is possible for Developer to do so, Developer grants to DDI-US and its suppliers, vendors, distributors and customers a fully paid-up worldwide license to any such patents or patent applications which can be used in connection with the Game and any device, system or service incorporating a Game. Developer grants to DDI-US a right of first refusal to any game developed by it within the scope of any such patent or patent application under the same terms as the original Game to which such patent or patent applications relates.

3.	DDI-USs Duties and Responsibilities

(a)	DDI-US shall evaluate received Deliverables and accept or reject such Deliverables pursuant to the timeframes and procedures for acceptance and rejection outlined in the applicable SOW.

(b)

Upon completion of the game development and the payment of SOW Payments, a Game shall be considered a “Completed Game.” All right, title, and interest in, or to, Completed Games and all related rights are hereby assigned, without further action on behalf of either party, to DDI-US. (If requested by DDI-US, Developer shall execute and deliver to DDI-US such additional written assignments and transfers for Completed Games as DDI-US may reasonably request.)

(c)

DDI-US shall have the right, in its sole discretion, to further develop the Completed Games and to make use, sell, place, import and export and to adapt the Completed Games for incorporation onto DDI-US gaming platforms and systems, related products and all current and future distribution channels. DDI-US will implement each Game in the same workmanlike manner as DDI-US implements other games and in accordance with DDI-USs game development and production schedules. DDI-US will commit such resources of time and money as DDI-US customarily commits for the production of other games.

4.	Payments for Use of Games

(a)

DDI-US shall make Service Fee Payments to Developer for all Services performed upon SOW a fee equal to the Developers total Costs plus a mark-up equal to [***], or as otherwise agreed to by the Parties, or as otherwise adjusted under the terms and conditions of this Agreement.

(b)	DDI-US shall pay Developer the amounts earned pursuant to paragraph 4(a) within [***] days following the end of the calendar year quarter in which the Service Fee Payments are earned.

(c)

All payments by DDI-US to Developer pursuant to paragraph 4(a) shall be accompanied by a report describing in reasonable detail the basis and calculation of the accompanying payment. All reports and all information and calculations provided in the reports, shall be deemed final and accepted unless Developer provides a detailed written objection within twelve (12) months of the date of such report.

(d)

After providing reasonable advance notice, Developer shall have the right to audit the books and records of DDI-US relating to DDI-USs payment obligations under this Agreement but no more than once each calendar year. These audits shall be conducted by an independent person or persons during normal business hours at the place where DDI-USs relevant books and records are kept or at such other place reasonably chosen by DDI-US. On behalf of itself and the person or persons involved in any such audit, Developer agrees that all information and documents disclosed by DDI-US during such audits shall be treated as “Confidential Information” under paragraph 6(a). Developer shall provide advance written notice to DDI-US of the names of all individuals who will be involved in any such audit and obtain DDI-USs consent thereto which may require all such individuals to enter into agreements with DDI-US to protect DDI-USs rights and interests and to undergo due diligence investigations.

5.	Representations and Warranties

(a)

Developer represents and warrants that the Games and the Deliverables and all materials prepared by Developer in connection with this Agreement or a SOW and/or provided by Developer to DDI-US are and shall be original works of Developer and shall not infringe any patent, copyright, trademark, trade secret or other proprietary right of any third party. If a Game is adjudged to infringe the intellectual property rights of any third party, Developer shall, at Developers cost and option: (1) obtain on behalf of DDI-US and customers of DDI-US a fully paid up license to use such intellectual property for the life of the intellectual property; (2) replace the allegedly infringing material with like material suitable to DDI-US, and make any software delivered to DDI-US non-infringing; or (3) reimburse DDI-US all monies paid to Developer for development of the Game.

(b)

Developer represents and warrants that any art or sound that Developer obtains from third parties which are included in the Game shall be obtained on an exclusive basis, by assignment of copyright. Developer shall not use such art or sound obtained from third parties for any customer other than DDI-US and hereby assigns to DDI-US any such obtained copyrights.

(c)

Developer represents and warrants that it is a Korean Corporation duly and legally organized under the laws of Republic of Korea and that it is in good standing. Developer further represents and warrants that it has sufficient financial and other resources to fully perform all its duties and obligations under this Agreement.

(d)

Developer represents and warrants that it has the right to enter into this Agreement and to provide the Games and the related intellectual property to DDI-US free and clear of any obligations to or valid claims by any third parties.

(e)

Developer shall at all times during and after the term of this Agreement be responsible for, and shall defend, indemnify and hold harmless DDI-US, its directors, officers, employees, attorneys, agents distributors, customers and representatives from and against any and all losses, claims, lawsuits, proceedings, expenses, recoveries, and damages, including legal expenses, costs and attorney fees, arising out of any breach of any representation or warranty given in this Agreement by Developer.

6.	Confidentiality

(a)

Developer acknowledges that this Agreement creates a confidential relationship between DDI-US and Developer and that DDI-US has disclosed and may in the future disclose commercially valuable and confidential Information, data, designs, models, drawings, computer programs, business plans, formulas, protocols, hardware, software, firmware and other trade secrets and proprietary information and things (herein collectively referred to as “Confidential Information”) which belong to DDI-US or which have been disclosed to DDI-US in confidence by a third party. Developer shall hold such Confidential Information in strict confidence and shall not disclose such information to any third party without DDI-USs prior written consent. This secrecy obligation shall not apply to Confidential Information that is or becomes generally known by the public other than as a result of a breach of this Agreement by Developer.

(b)

Developer shall safeguard and hold in confidence all documentation and materials received from DDI-US. Developer shall not disclose or provide copies of any such documentation or materials to a third party without DDI-USs prior written consent and shall immediately return all such documentation and materials to DDI-US upon DDI-USs written request.

(c)

Developer and DDI-US shall keep the terms and provisions of this Agreement confidential and shall not reveal such terms and conditions to any third party without the express written consent of the other party.

(d)

Developer shall take all reasonable steps necessary to protect the confidentiality of the Games, the Deliverables, Confidential Information and other information, documents and materials related to the Games, including, but not limited to, limiting access to its offices, files and computers to those with a legitimate need for access, protecting computers and computer files with passwords and marking all such information, documents and materials “Confidential”.

(e)

Developer and DDI-US recognize that it may be necessary to disclose Confidential Information and the terms and conditions of this Agreement to licensing, regulatory and law enforcement agencies or to comply with laws, rules or regulations or with lawfully issued court orders and subpoenas. Developer and DDI-US agree that disclosures made under such circumstances do not violate this Agreement and that neither party is liable to other for disclosures made under such circumstances where the disclosing party had a legitimate and reasonable belief that the disclosure was legally required.

(f)

Developer and DDI-US acknowledge and agree that, in the event of breach or threatened breach of the confidentiality provisions of this Agreement, the damages to DDI-US may not be fully compensable in money damages alone, and accordingly DDI-US shall, in addition to other legal or equitable remedies, be entitled to any injunction against such breach or threatened breach without any requirement to post bond as a condition of obtaining such injunctive relief.

7.	Intellectual Property Provisions

(a)

Intellectual Property Ownership. All intellectual property developed, invented, conceived, reduced to practice or created which is in or on the Completed Games or created by, or for, DDI-US shall be the sole and exclusive property of DDI-US and shall include the Completed Games as originally designed and developed and all versions, sequels or derivative works in any form and on any platform, machine, device, system or network. Developer hereby assigns to DDI-US all right, title and interest in and to all intellectual property in, or on, the Completed Games or created by, or for, DDI-US. Developer disclaims any rights or license to the intellectual property of DDI-US. Developer shall execute, or cause to be executed, all documents and perform such acts as may be reasonably necessary or useful for the purpose of securing to DDI-US rights and protection throughout the world for all intellectual property assigned to DDI-US under this agreement.

(b)

Copyrights and Copyrightable Subject Matter. All copyrightable subject matter and works of authorship fixed in a tangible medium of expression, now known or later developed, from which they can be perceived, reproduced, or communicated, either directly or with the aid of a machine or device in, or relating to, the Completed Games, or created by, or for, DDI-US, shall be the sole and exclusive property of DDI-US. Developer assigns to DDI-US all right, title and interest in, and to, any copyrightable subject matter and works of authorship in, or relating to. the Completed Games or created by, or for, DDI-US, including any copyrights related thereto whether registered or not, and all rights of action for any past, present or future infringements of any copyrights. and any royalty damages relating thereto. With regard to such copyrightable subject matter and works of authorship, it is understood and agreed that this Agreement shall be deemed to be and have been effective as of the date of creation of all such copyrightable subject matter and works of authorship. Any copyrightable subject matter or works of authorship which qualify as a work made for hire under U.S. copyright law shall be a work made for hire and shall be authored and owned by DDI-US. To the full extent permitted under the law, Developer waives, and/or transfers to DDI-US, all moral rights, rights of attribution and integrity, rights of termination, and rights of renewal relating to the Completed Games or to copyrightable subject matter and works of authorship created for DDI-US. DDI-US in its sole discretion shall have the exclusive right to apply for and obtain copyright registrations for the copyrightable subject matter and works of authorship relating to the Completed Games or other works created by, or for, DDI-US.

(c)	Hardware Software and Firmware. All hardware, software and firmware in, or relating to, the DDI-US Games, or developed by, or for, DDI-US shall be the sole and exclusive property of DDI-US.

(d)

Patents, Inventions and Patentable Subject Matter. All patents, inventions and patentable subject matter invented, conceived or reduced to practice by, or for, DDI-US shall be the sole and exclusive property of DDI-US, whether or not patented or a patent application is submitted. DDI-US shall have the exclusive right to apply for and obtain patents for all such inventions and patentable subject matter.

(e)

Trademarks, Symbols and the Like. All trademarks, service marks, trade dress, logos, names, symbols, or other marks or identifying indicia used in connection with the Completed Games or created by, or for, DDI-US and any goodwill associated therewith shall be the sole and exclusive property of DDI-US. Developer assigns to DDI-US all right, title and interest in, and to, all trademarks, service marks, trade dress, logos, names, symbols, or other marks or Identifying indicia used in connection with the Completed Games or created by, or for, DDI-US and all associated goodwill. DDI-US shall have the exclusive right to apply for and obtain registrations for all such trademarks, service marks, trade dress, logos, names, symbols, or other marks or other identifying indicia.

(f)

Voluntary Advice and Suggestions. The parties anticipate that from time to time Developer or its employees in the course of communications with DDI-US or its employees may voluntarily give advice or offer suggestions to DDI-US. DDI-US shall be the sole and exclusive owner of all such advice and suggestions and all related intellectual property rights. Developer hereby assigns to DDI-US all rights, title and interest in. and to, all such advice and suggestions and all related intellectual property rights without any further compensation to Developer or its employees.

(g)

Rights In Further Work. All derivative works, modifications, adaptations, variations, improvements, additions and other changes made to any of the Completed Games or otherwise made by, or for, DDI-US shall be the sole and exclusive property of DDI-US. Developer assigns to DDI-US the entire right, title and interest to all derivative works, modifications, adaptations, variations, improvements, additions, eliminations and other changes made to any of the Completed Games or made by, or for, DDI-US, including, but not limited to, changes needed to make the Completed Games more suitable for use in, or on, gaming and lottery machines and systems and related goods and services or to meet industry standards and practices or regulatory standards and requirements.

(h)

Notice of Infringement. If Developer becomes aware of any third party infringement, misappropriation, threatened infringement or suspected infringement of any patent, trademark, copyright or other intellectual property relating to the Games or which is the subject to any term or of this Agreement, Developer shall promptly give written notice to DDI-US with all reasonably available details. DDI-US, at its own its expense and in its own sole discretion, shall have the right, but not the obligation, to take such action as it deems appropriate to settle, or refuse to settle under the terms and conditions it deems appropriate and to retain for its own benefit and use all monetary awards and other proceeds, Developer shall reasonably cooperate in any such action.

8.	Term

(a)	This Agreement shall terminate at the later of three (3) years from the effective date of this Agreement or three (3) years from the latest Termination Date in any SOW.

(b)	DDI-US shall be obligated to continue to make Service Fee Payments on Completed Games to Developer after expiration of the term of this Agreement.

9.	Disputes Between the Parties

(a)

Under all circumstances where doing so would not be impossible or impracticable, the parties shall give notice of any alleged breach of this Agreement in writing and allow the party to whom such notice is given at least a sixty (60) day cure period in which to attempt to remedy the alleged breach. Each party is required to continue to perform its obligations under this Agreement during any such cure period.

(b)

The parties agree that any disputes between them which they are unable to resolve by this Agreements notice and cure procedure, or by negotiation, arising out of, or relating to, this Agreement (including, but not limited to, the breach, termination or validity of this Agreement or any term or condition of this Agreement) shall be submitted to binding arbitration using the procedures and rules of the CPR Institute (formerly. The Center for Public Resources). The arbitration shall be limited to a resolution of the facts and circumstances material to the dispute between the parties. The arbitration award shall consist of findings of fact to which the parties agree to be bound. After the arbitration award is provided to the parties, the parties shall be given thirty (30) days to engage in further efforts to resolve their dispute. After this thirty (30) day period, either party may submit the dispute to a court of competent jurisdiction in the State of Washington. Each party waives its right to a jury trial in such litigation and agrees that the court shall determine any disputed issues of law based on the findings of fact from the arbitration award. Each party further agrees that the courts judgment shall be limited to an award of compensatory damages. The parties agree not to request, seek or obtain damages in excess of compensatory damages in any dispute between them.

(c)

NO PARTY SHALL BE LIABLE TO THE OTHER FOR INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL LOSSES, DAMAGES, OR EXPENSES IN ANY DISPUTE, ARBITRATION, ADMINISTRATIVE PROCEEDING OR LAWSUIT ARISING FROM, OR RELATING TO, THIS AGREEMENT EVEN IF ADVISED AS TO THE POSSIBILITY OF SUCH LOSSES, DAMAGES OR EXPENSES. The parties waive any claims to incidental, special, punitive exemplary and consequential losses, damages, and expenses and agree not to request, seek or obtain incidental, special, punitive, exemplary or consequential losses, damages and expenses in any dispute, arbitration, administrative proceeding or lawsuit arising from or relating to this Agreement, unless the law requires that compensatory damages be increased in a specified manner and then, the parties agree that the increase shall be the minimum permitted under the law. Neither party shall be liable to the other for lost profits or revenues or for payments based upon some future event or contingency. The limitation of this paragraph 10(c) shall not apply to Developers indemnification obligations for third party claims pursuant to paragraph 5(e) of this Agreement. Some states or countries do not allow the exclusion or limitation of incidental, special, punitive, exemplary or consequential losses, damages or expenses so the above limitations or exclusions may not apply to you.

10.	Termination

(a)

Upon breach of this Agreement by the other party and expiration of the cure period provided for in paragraph 10(a) of this Agreement, a party may terminate this Agreement by providing written notice which sets forth in reasonable detail the reason(s) for the termination.

(b)	DDI-US may terminate this Agreement immediately without prior notice or warning upon the occurrence of any of the following:

(i)	commission of a felony by Developer;

(ii)	the voluntary or involuntary dissolution of Developer;

(iii)	request or order by any gaming or law enforcement authority, regulatory agency, licensing body or the like that this Agreement be terminated;

(iv)

an indication by a gaming or law enforcement authority, regulatory agency, licensing body or the like that the existence of this Agreement or of any other relationship with Developer or its employee(s) may prevent the issuance or renewal of any gaming license or permit or may otherwise adversely affect DDI-USs ability to carry on business in any jurisdiction; or

(v)	the failure by Developer to cooperate with requests, inquiries or investigations of any gaming regulatory authorities or law enforcement agencies.

(c)

The expiration or termination of this Agreement shall not prejudice DDI-USs rights with regard to any Game(s) which were Completed Game(s) prior to the termination subject to DDI-USs obligation to make payments pursuant to paragraphs 4(a) relating to such Completed Games.

(d)	Any Completed Games shall be allowed to be continued to be sold, placed or used after termination or expiration of this Agreement.

11.	Miscellaneous Terms

(a)

Independence of the Parties. Developer and DDI-US each individually acknowledge and agree that they have not relied on the other party in negotiating, writing and entering into this Agreement. Developer and DDI-US each individually acknowledge and agree that each reviewed this entire Agreement and any attachments or exhibits thereto prior to entering into this Agreement and entered into this Agreement as their own free and voluntary act.

(b)

Amendments. This Agreement may be changed only by an agreement in writing between the parties which is clearly labeled and intended as an amendment and is signed and executed by both parties. No changes made by email or any other forms of electronic communication or oral changes shall be effective or enforceable.

(c)

Choice of Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington without reference to its conflict-of-law rules. Any litigation between the parties relating to this Agreement shall be brought in the state or federal courts in the State of Washington.

(d)

Severability. The parties agree that it is their intention that all the provisions of this Agreement shall be enforceable to the fullest extent possible under applicable law, but that the enforceability (or modification to conform to such law) of any provision or provisions of this Agreement shall not render unenforceable or impair the remainder of this Agreement. If any provision or provisions of this Agreement shall be deemed Invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter their bounds in order to render them valid and enforceable.

(e)

Developer/DDI-US Relationship. The relationship between Developer and DDI-US established by this Agreement shall not be construed to make any party the agent, partner, employee or representative of any other party nor shall this Agreement be deemed to establish a joint venture or partnership. No party may contract or incur debts or other obligations on behalf of any other party and no party should hold itself out as having the authority to act on behalf of any other party.

(f)

Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.

(g)

Use of DDI-USs Name. Without DDI-USs approval, Developer shall not publish or use (in written, electronic or other forms) the names or trademarks of DDI-US or any DDI-US affiliated company (including, but not limited to, DDI-USs parent company, refer to any of DDI-USs products.

(h)

Force Majeure. Neither party shall be liable for any failure to perform due to cause beyond its reasonable control and not caused by the fault or negligence of such party and which it has been unable to overcome by the exercise of due diligence. In the event of such causes, the party unable to perform shall promptly notify the other party. The party unable to perform shall use reasonable efforts to resume performance as quickly as possible and shall suspend performance only for such period of time as is reasonably necessary.

(i)

Waiver. Any waiver of any term or condition of this Agreement shall be effective only if in writing and signed by all parties. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a partys hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

(j)

Survival. Sections 5 and 6 shall survive the termination or expiration of this Agreement and shall be construed as agreements independent of other provisions in this Agreement and the existence of any breach, dispute, claim, administrative proceeding or lawsuit, whether predicated on this Agreement or otherwise, shall not constitute a defense to enforcement by DDI-US of those provisions.

(k)

Non-Assignment. This agreement shall not be assigned or transferred, in whole or in part, and no duty, right or obligation shall be delegated, assigned or transferred by Developer to any party without the prior written consent of DDI-US and any such purported delegation; assignment or transfer prior to obtaining DDI-USs written consent shall be null and void. DDI-US may require such other party to enter into agreements to protect DDI-USs rights and interests and to undergo due diligence investigations. Prior notice must also be provided to DDI-US, and prior written consent of DDI-US obtained, before any material change in the ownership management, or form of business or organization, by Developer. DDI-US may require any new owner, manager, business or organization to enter into agreements to protect DDI-USs rights and interests and to undergo due diligence investigations.

(l)

Illicit Code. Developer represents and warrants that the software, material and devices developed under this Agreement and/or provided to DDI-US shall: (1) contain no hidden data files, codes, programs, keys or functions; (2) not alter, damage, or erase any data, files, codes, programs, key, functions or equipment on which installed; (3) not replicate, transmit or activate any data, files, codes, programs, keys, functions or equipment except as fully disclosed to, and approved by, DDI-US; (4) not prevent any gaming or lottery machine or game from operating randomly and/or in accordance with applicable gaming or lottery regulations or rules; and (5) not provide means for any person to cheat a gaming or lottery machine in which it is installed. Notwithstanding anything elsewhere in the Agreement to the contrary, Developer shall be in default of this Agreement, no cure period shall apply, and DDI-US may immediately terminate this Agreement if Developer breaches the representations and warranties of this paragraph and DDI-US shall have the right to pursue any civil and/or criminal penalties against Developer related to such a breach.

(m)

Notices. All notices or other communications that are required or permitted under this Agreement shall be in writing and shall be sent by Federal Express or other reliable overnight courier or mailed by registered or certified mail, postage prepaid and return receipt requested, to the appropriate party addressed as follows:

If to Developer: Jaeyoung(Jay) Choi Chief Finance Officer DoubleU Games Co., Ltd. 16F, Tehran-ro 152, Gangnam-gu, Seoul 06236, South Korea	With a copy to: Oh Joo Yul Team Leader of Finance Dept. DoubleU Games Co., Ltd. 16F, Tehran-ro 152, Gangnam-gu, Seoul 06236, South Korea

If to DDI-US: Joseph Sigrist Chief Finance Officer DoubleDown Interactive LLC. 605 5th Ave S #300, Seattle, WA 98104, United States	With a copy to: Mike Murawski Head of Finance & HR DoubleDown Interactive LLC. 605 5th Ave S #300, Seattle, WA 98104, United States

Any party may change the addresses to which notice or other communications to it are to be delivered or mailed.

(n)	Section and Paragraph Headings. The section and paragraph headings contained in this Agreement are for the purpose of convenience and are not intended to define or limit the contents of such sections.

(o)	Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

October 4, 2024

IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Agreement.

DEVELOPER:		DDI-US

By:	/s/ Jaeyoung(Jay) Choi	By:	/s/ Joseph Sigrist
Name:	Jaeyoung(Jay) Choi	Name:	Joseph Sigrist
Title:	Chief Finance Officer	Title:	Chief Finance Officer